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                                                          Exhibit 10.19

                            STOCK PURCHASE AGREEMENT


                            DATED AS OF JUNE 2, 1995

                                 BY AND BETWEEN

                            WESTERN ACQUISITION CORP.

                                       AND

                          MORRISON KNUDSEN CORPORATION

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                                TABLE OF CONTENTS


                                                                            PAGE


1.   PURCHASE OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     (a)  SHARES TO BE PURCHASED . . . . . . . . . . . . . . . . . . . . . . . 1
     (b)  PURCHASE PRICE AND METHOD OF PAYMENT . . . . . . . . . . . . . . . . 1
     (c)  ASSETS TO BE OWNED BY COMPANY. . . . . . . . . . . . . . . . . . . . 4
     (d)  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

2.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. . . . . . . . . . . . . . 5
     (a)  DISCLOSURE SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . . 5
     (b)  CORPORATE ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . 5
     (c)  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     (d)  AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     (e)  NON-CONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . . . . . 6
     (f)  CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . . . 7
     (g)  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 8
     (h)  LOSS CONTINGENCIES; OTHER NON-ACCRUED LIABILITIES. . . . . . . . . . 8
     (i)  ABSENCE OF CERTAIN CHANGES . . . . . . . . . . . . . . . . . . . . . 8
     (j)  REAL PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . .10
     (k)  MACHINERY, EQUIPMENT, VEHICLES AND PERSONAL PROPERTY . . . . . . . .11
     (l)  INVENTORIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     (m)  RECEIVABLES AND PAYABLES . . . . . . . . . . . . . . . . . . . . . .12
     (n)  INTELLECTUAL PROPERTY RIGHTS . . . . . . . . . . . . . . . . . . . .13
     (o)  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     (p)  TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     (q)  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     (r)  BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     (s)  BANK ACCOUNTS; POWERS OF ATTORNEY. . . . . . . . . . . . . . . . . .20
     (t)  CONTRACTS AND COMMITMENTS; NO DEFAULT. . . . . . . . . . . . . . . .21
     (u)  ORDERS, COMMITMENTS AND RETURNS. . . . . . . . . . . . . . . . . . .23
     (v)  LABOR MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     (w)  DEALERS, SUPPLIERS AND CUSTOMERS . . . . . . . . . . . . . . . . . .24
     (x)  PERMITS AND OTHER OPERATING RIGHTS . . . . . . . . . . . . . . . . .24
     (y)  COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . . . . .24
     (z)  ASSETS OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . .25
     (aa) BUSINESS GENERALLY . . . . . . . . . . . . . . . . . . . . . . . . .25
     (bb) ENVIRONMENTAL AND SAFETY MATTERS . . . . . . . . . . . . . . . . . .25
     (cc) BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     (dd) SHAREHOLDER REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . .27
     (ee) ACCURACY OF INFORMATION. . . . . . . . . . . . . . . . . . . . . . .27

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . . . . . . . . .27
     (a)  CORPORATE ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . .27
     (b)  AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     (c)  NON-CONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . . . . .28
     (d)  ACCURACY OF INFORMATION. . . . . . . . . . . . . . . . . . . . . . .28
     (e)  BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

4.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     (a)  AGREEMENTS AS TO SPECIFIED MATTERS . . . . . . . . . . . . . . . . .29

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     (b)  CONDUCT OF COMPANY BUSINESS. . . . . . . . . . . . . . . . . . . . .31
     (c)  NO SOLICITATION OF ALTERNATE TRANSACTION . . . . . . . . . . . . . .31
     (d)  FULL ACCESS TO PURCHASER . . . . . . . . . . . . . . . . . . . . . .31
     (e)  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . .32
     (f)  FILINGS; CONSENTS; REMOVAL OF OBJECTIONS . . . . . . . . . . . . . .33
     (g)  FURTHER ASSURANCES; COOPERATION; NOTIFICATION. . . . . . . . . . . .33
     (h)  SUPPLEMENTS TO DISCLOSURE SCHEDULE . . . . . . . . . . . . . . . . .34
     (i)  PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . . . .34
     (j)  TRANSACTIONAL TAX UNDERTAKINGS . . . . . . . . . . . . . . . . . . .34
     (k)  ENVIRONMENTAL AUDIT. . . . . . . . . . . . . . . . . . . . . . . . .35
     (l)  TITLE INSURANCE COMMITMENT . . . . . . . . . . . . . . . . . . . . .35
     (m)  PAYMENT OF FUNDS INTO ESCROW . . . . . . . . . . . . . . . . . . . .35
     (n)  ASSIGNMENT OF AIRCRAFT LEASES. . . . . . . . . . . . . . . . . . . .36
     (o)  CONTINUATION OF LIABILITY INSURANCE COVERAGE . . . . . . . . . . . .36
     (p)  APPRAISAL OF REAL PROPERTY . . . . . . . . . . . . . . . . . . . . .36
     (q)  EMPLOYEE AND EMPLOYEE BENEFIT MATTERS. . . . . . . . . . . . . . . .37
     (r)  ASSIGNMENT OF AIRPORT LEASES . . . . . . . . . . . . . . . . . . . .38
     (s)  ASSIGNMENT OF TWO-WAY RADIO LICENSES . . . . . . . . . . . . . . . .38
     (t)  CONSENT OF LENDERS . . . . . . . . . . . . . . . . . . . . . . . . .39

5.   CONDITIONS TO OBLIGATIONS OF PURCHASER. . . . . . . . . . . . . . . . . .39
     (a)  REPRESENTATIONS AND WARRANTIES TRUE. . . . . . . . . . . . . . . . .39
     (b)  PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     (c)  ADVERSE CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . .39
     (d)  NO PROCEEDING OR LITIGATION. . . . . . . . . . . . . . . . . . . . .40
     (e)  OPINION OF SHAREHOLDER'S COUNSEL . . . . . . . . . . . . . . . . . .40
     (f)  LEGISLATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     (g)  ACCEPTANCE BY COUNSEL TO PURCHASER . . . . . . . . . . . . . . . . .40
     (h)  CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     (i)  DUE DILIGENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     (j)  TITLE COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .40
     (k)  RESIGNATION OF OFFICERS AND DIRECTORS. . . . . . . . . . . . . . . .40
     (l)  DELIVERY OF SHARE CERTIFICATES . . . . . . . . . . . . . . . . . . .40
     (m)  CONSENT OF NATIONSBANC LEASING CORPORATION . . . . . . . . . . . . .40
     (n)  SECURING OF LIABILITY INSURANCE COVERAGE . . . . . . . . . . . . . .41
     (o)  ASSIGNMENT OF AIRPORT LEASES . . . . . . . . . . . . . . . . . . . .41
     (p)  NO BANKRUPTCY. . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     (q)  CONSENT OF LENDER. . . . . . . . . . . . . . . . . . . . . . . . . .41

6.   CONDITIONS TO OBLIGATIONS OF SHAREHOLDER. . . . . . . . . . . . . . . . .41
     (a)  REPRESENTATIONS AND WARRANTIES TRUE. . . . . . . . . . . . . . . . .41
     (b)  PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     (c)  NO PROCEEDING OR LITIGATION. . . . . . . . . . . . . . . . . . . . .41
     (d)  CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     (e)  ACCEPTANCE BY COUNSEL. . . . . . . . . . . . . . . . . . . . . . . .42
     (f)  CERTAIN APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . . .42

7.   TERMINATION AND ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . .42
     (a)  METHODS OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . .42
     (b)  PROCEDURE UPON TERMINATION . . . . . . . . . . . . . . . . . . . . .42

                                       ii
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8.   SURVIVAL AND INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .43
     (a)  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     (b)  INDEMNIFICATION BY SHAREHOLDER . . . . . . . . . . . . . . . . . . .44
     (c)  INDEMNIFICATION BY PURCHASER . . . . . . . . . . . . . . . . . . . .46
     (d)  CLAIMS FOR INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .47

9.   TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     (a)  TAX INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .48
     (b)  PROCEDURES RELATING TO INDEMNIFICATION OF  TAX  CLAIMS . . . . . . .48
     (c)  RETURN FILINGS, REFUNDS AND CREDITS. . . . . . . . . . . . . . . . .50
     (d)  TAX ELECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     (e)  CLEARANCE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . .51
     (f)  TERMINATION OF TAX SHARING AGREEMENTS. . . . . . . . . . . . . . . .51
     (g)  TAX CLAIMS RESULTING IN CHANGE OF TAX BASIS. . . . . . . . . . . . .51

10.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .52
     (a)  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     (b)  AMENDMENT AND MODIFICATION . . . . . . . . . . . . . . . . . . . . .52
     (c)  WAIVER OF COMPLIANCE; CONSENTS . . . . . . . . . . . . . . . . . . .52
     (d)  NO THIRD PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . . . .53
     (e)  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     (f)  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     (g)  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     (h)  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     (i)  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     (j)  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .54
     (k)  INJUNCTIVE RELIEF. . . . . . . . . . . . . . . . . . . . . . . . . .55
     (l)  KNOWLEDGE OF SHAREHOLDER . . . . . . . . . . . . . . . . . . . . . .55
     (m)  ORDINARY COURSE OF BUSINESS. . . . . . . . . . . . . . . . . . . . .55


                                       iii
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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated June 2, 1995 is by and between Western Acquisition Corp., a Minnesota corporation ("WAC" or "Purchaser") and Morrison Knudsen Corporation, an Ohio corporation ("M-K" or "Shareholder").

     A. The parties hereto wish to provide for the terms and conditions upon which Purchaser will acquire all of the issued and outstanding shares of the capital stock of Western Aircraft, Inc., a Nevada corporation (the "Company").

     B. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with such acquisition of stock.

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    SECTION 1

1.   PURCHASE OF STOCK.

     (a) SHARES TO BE PURCHASED. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), Shareholder shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from such Shareholder, at the Closing, all of the then issued and outstanding shares of the Company (the "Shares").

     (b)  PURCHASE PRICE AND METHOD OF PAYMENT.

          (i) INITIAL PURCHASE PRICE. The "Initial Purchase Price" shall be Five Million Four Hundred Fifty Thousand Dollars ($5,450,000) less (A) the actual cost to Company (or Purchaser, as the case may be) of obtaining the liability insurance policy contemplated by Section 4(o) herein, and(B)
      the amount of any account receivable due the Company from Shareholder (or any affiliate of Shareholder) as of the Closing Date.

          (ii) INITIAL PAYMENT. On the Closing Date, Purchaser shall pay the Initial Purchase Price less Seven Hundred Thousand Dollars ($700,000) to the Shareholder at the Closing. Such payment shall be made by federal wire transfer on the Closing Date in immediately available funds pursuant to written instructions given to Purchaser at least four (4) business days prior to Closing.

          (iii) FINAL PURCHASE PRICE. The "Final Purchase Price" shall be determined by increasing or decreasing, as the case may be, the Initial Purchase Price on a dollar-for-dollar basis, by the amount that the Net Book Value of the Company (as defined below) on the Closing Date exceeds or is less than Seven Million Four Hundred Thirty-Six Thousand, Three Hundred and Seven Dollars ($7,436,307). "Net Book Value" of the Company shall mean the total shareholder's equity shown on a balance sheet of the Company prepared as of the Closing Date in accordance with generally accepted accounting principles consistently applied (without notes) and consistent with the Latest Balance Sheet (as defined in Section 2(g) herein) (the "Closing Date Balance Sheet") as adjusted below. For purposes of calculating the Net Book Value of the Company on the Closing Date, there shall be added to the total shareholders equity on the Closing Date Balance Sheet an amount equal to the liabilities less assets related to the NationsBanc aircraft leases and related subleases with the U.S. Navy, Markey MIA, and Tuxla Gutierrez shown on the Closing Date Balance Sheet (which amount, for reference purposes, is $664,022 on the Latest Balance Sheet, consisting of the following accounts on the Latest Balance Sheet:
     Assets: Certificate of Deposit, $100,000; Accrued Revenue - Mexico Aircraft Lease, $30,000; Deferred Finder's Fee - Australia, $32,625;
     Liabilities: Accrued Virginia Use Tax, $53,340; Accrued Aircraft Virginia Property Tax, $3,333; Aircraft Engine Reserve, $29,325; Accrued Finder's Fee, Mexico, $1,500; Markey MIA Deposit, $60,000; Advance CD, $100,000; Deferred Income, $579,149. For illustration purposes only, an example of the Final Purchase Price calculation using the balance sheet of the Company for the period ended April 28, 1995 is attached hereto as Exhibit 1(b). A reserve shall be established on the Closing Date Balance Sheet in the amount of $76,260, representing one-third of the accrued sick pay due employees of the Company as of the Closing Date. For purposes of calculating the Net Book Value of the Company on the Closing Date, no adjustment shall be made to the book value of British Aerospace Inventory, Dunlop inventory, Airsearch inventory, Cessna Single Point Kits, and Aerospatiale Helicopter Parts for market value being less than book value. Purchaser and Shareholder agree that the extent to which market value of this inventory is less than book value is reflected in the Purchase Price. Unless otherwise agreed by the Shareholder and Purchaser pursuant to the negotiations described in this Section, notwithstanding anything to the contrary anywhere else in this Agreement, the Closing Date Balance Sheet shall reflect a provision for federal and state income taxes equal to the amount reflected on the Latest Balance Sheet (i.e., ($295,615.85) for federal income taxes and $164,552.82 for state income taxes), adjusted only for the operations of the Company between February 24, 1995 and the Closing Date (in a manner consistent with the adjustments that have already occurred on the April 28, 1995 balance sheet provided to the Purchaser). It is agreed and acknowledged by the parties that this reflection on the Closing Date Balance Sheet may not be consistent with GAAP. Purchaser acknowledges that Shareholder contends that an increase in tax reserves would be created by the preparation of GAAP financial statements, which increase is valuable to the Company and Purchaser because it will enable the Company to avoid future income tax liability. Purchaser contends that the tax adjustments would not have affected its original Purchase Price calculation. The parties intend to continue negotiations regarding this issue prior to the time that the final adjustments made to the Purchase Price pursuant to the Closing Date Balance Sheet. Between the date of this Agreement and that time, Shareholder will present evidence to Purchaser regarding these reserves and their value to the Company and Purchaser. Purchaser agrees to negotiate with Shareholder regarding this issue in good faith. In the event, however, an agreement cannot be reached between the parties, the Closing Date Balance Sheet shall reflect the income tax provisions described above.

          (iv)      PREPARATION OF CLOSING DATE BALANCE SHEET.  Within twenty
     (20) days after the Closing Date, Shareholder shall cause the Closing Date Balance Sheet to be prepared for the Company. During this period, Shareholder shall have full access to the books, records, and personnel of the Company for the purpose of preparing the Closing Date Balance Sheet. Shareholder shall deliver a copy of the Closing Date Balance Sheet to Purchaser upon its completion. Purchaser shall have ten (10) days after receipt within which to object to any item or items on the Closing Date Balance Sheet. If no timely objection by Purchaser is made, such Closing Date Balance Sheet shall be final. If a timely objection is made by Purchaser, the parties agree to negotiate in good faith a resolution of such objection. Notwithstanding the above, any tax related information (including federal and state pro-forma returns or schedules similar to the information provided pursuant to the last sentence of Section 2(p)(ii) hereof for the taxable year ended December 31, 1994, and the short period tax returns for the Company for the year 1995) which is unavailable within twenty (20) days after the Closing Date shall be provided by Shareholder and delivered to Purchaser no later than 120 days after the Closing Date. Such information shall include copies of the tax workpapers used by the Shareholder to prepare the Company's tax returns for year 1994, and the short period for year 1995. Furthermore, and notwithstanding anything to the contrary, Shareholder shall provide and deliver to Purchaser a schedule no later than August 31, 1996 showing for the short tax year 1995 any and all adjustments for net operating losses or alternative minimum tax credit allocable to the Company.

          (v) PAYMENT OF PURCHASE PRICE ADJUSTMENT. To the extent that the Final Purchase Price is less than the Initial Payment, Shareholder shall pay such amount to Purchaser within thirty (30) days after the Closing Date Balance Sheet has been prepared. In addition, Shareholder shall deliver a written instruction to the Escrow Agent to distribute the remaining balance held in escrow to Purchaser. To the extent that the Final Purchase Price exceeds the Initial Payment by more than Three Hundred Thousand Dollars ($300,000.00) (the "Holdback"), Purchaser shall deliver a written instruction to the Escrow Agent to distribute such excess amount to Shareholder, and, to the extent such funds are inadequate to pay the additional purchase price, pay such additional amount to Shareholder within thirty (30) days after the Closing Date Balance Sheet has been prepared, PROVIDED, HOWEVER, that if the Purchaser timely objects to any item on the Closing Date Balance Sheet, Purchaser shall promptly cause to be paid to Shareholder the portion of the increase that is not disputed, and the disputed portion of the increase shall be paid to Shareholder promptly upon final resolution of such dispute. Shareholder shall deliver a written instruction to Escrow Agent to pay any amount in excess of the Holdback (after making payment to Shareholder) to Purchaser. The Hold-Back will be paid to Shareholder in accordance with Section 1(b)(vi), herein.

          (vi) FINAL PAYMENT. The parties intend that the Hold-Back shall be used as the initial means to satisfy Purchaser's claims for indemnification under Sections 8 and 9 herein. Payment of the Hold-Back (or such reduced amount to the extent indemnification claims have been paid from such amount) shall be made to Shareholder on the date that is one year after the Closing Date.

     (c) ASSETS TO BE OWNED BY COMPANY. Except as provided below, as of the Closing Date, the Company shall own free and clear of all mortgages, pledges, liens, security interests or encumbrances, restrictions, adverse claims or charges of any kind, all of the assets contained on the Closing Date Balance Sheet and all other assets used in the business of the Company, whether or not contained on the Closing Date Balance Sheet. The parties hereto acknowledge and agree that as of the Closing Date, Shareholder shall assume and become responsible for all noncurrent liabilities relating to the deferred gain on the aircraft sale and leaseback transactions with NationsBanc Leasing corporation. In addition, any account receivable due from Shareholder (or an affiliate of Shareholder) that reduces the Initial Purchase Price pursuant to Section 1(b)(i) shall be extinguished.

     (d) CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Section 7 hereof, a closing (the "Closing") will be held on June 16, 1995 ("Closing Date"). The Closing shall be held at the offices of Elam & Burke, counsel for Shareholder, or such other place as the parties may agree, at 9:00 a.m., at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties.

                                    SECTION 2

2.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.

     Shareholder hereby represents and warrants to Purchaser as of the date hereof as follows:

     (a) DISCLOSURE SCHEDULE. The disclosure schedule marked as Exhibit 2 hereto (the "Disclosure Schedule") is divided into Sections which correspond to the subsections of this Section 2. The Disclosure Schedule is accurate and complete. For purposes of the Disclosure Schedule, disclosure in one subsection shall not constitute disclosure as to any other subsection; provided, however, that a cross-reference to a specific disclosure item in another subsection shall constitute adequate disclosure for the subsection in which the specific cross-reference is made.

     (b) CORPORATE ORGANIZATION. Company is a corporation duly organized, validly existing and in good standing under the law of the state of Nevada, has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on its condition, working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value; and has heretofore delivered to Purchaser complete and correct copies of its articles or certificates of incorporation and bylaws, as presently in effect. The Disclosure Schedule includes a list of all jurisdictions in which the Company is qualified or licensed to do business.

     Except as set forth on the Disclosure Schedule, the Company owns no shares of Capital Stock and has no other equity interest in any other corporation or entity. Except as set forth in the Disclosure Schedule, during the seven years immediately preceding the date of this Agreement, the Company did not own shares of capital stock in any other corporation, or any other interest in any partnership (limited or general) or any other entity.

     (c) CAPITALIZATION. The authorized capital stock of Company is set forth in the Disclosure Schedule. The number of shares of capital stock of Company outstanding is 25,955. All issued and outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid, nonassessable and are without, and were not issued in violation of, preemptive rights. Except as set forth on the Disclosure Schedule:

          (i) there are no shares of capital stock or other equity securities outstanding or any securities convertible into or exchangeable for such shares, securities or rights;

          (ii) there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities or any securities convertible into or exchangeable for such shares, securities or rights; and

          (iii) there are no contracts, commitments, understandings, arrangements or restrictions by which Company is bound to issue, sell, transfer or to purchase or acquire any additional shares of its capital stock or other equity securities or any options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities or any securities convertible into or exchangeable for such shares, securities or rights.

     (d) AUTHORIZATION. Shareholder has the legal capacity to enter into this Agreement and to carry out the transactions contemplated herein, including without limitation the legal capacity to execute, deliver and perform the agreements or contracts, if any, required by Section 5 to be executed and delivered by it as a condition to the Closing. This Agreement has been duly and validly executed by Shareholder and is the valid and binding legal obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally or the availability of specific performance, injunctive relief and other equitable remedies, and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     (e) NON-CONTRAVENTION. Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

          (i) violate or be in conflict with any provision of the articles or certificates of incorporation or bylaws of Company or Shareholder; or

          (ii)      except for such violations, conflicts,
     defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a material adverse effect on the business of the Company taken as a whole, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Company or Shareholder is a party or by which it or Shareholder or any of its or Shareholder's properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of Company or Shareholder under any debt, obligation, contract, agreement or commitment to which Company or Shareholder is a party or by which Company or Shareholder or any of its or a Shareholder's assets or properties is or may be bound; or

          (iii) to the knowledge of Shareholder, violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (hereinafter sometimes separately referred to as an "Authority" and sometimes collectively as "Authorities") (sometimes hereinafter separately referred to as a "Law" and sometimes collectively as "Laws").

     (f) CONSENTS AND APPROVALS. Except as set forth in the Disclosure Schedule, with respect to Company and Shareholder, and except for consents, approvals, orders, authorizations, registrations, notifications, declarations, or filings which will be obtained prior to Closing, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of the Company taken as a whole.

     (g) FINANCIAL STATEMENTS. There have been furnished to Purchaser the balance sheets and statements of operations (or income or loss), changes in shareholders' equity and changes in cash flow (or financial position) of the Company for the year ended December 31, 1994, and the period ended February 24, 1995, all of which are prepared in accordance with generally accepted accounting principles consistently applied for all periods. The February 24, 1995, balance sheet of the Company (a copy of which is contained in the Disclosure Schedule) is referred to herein as the "Latest Balance Sheet." Except as disclosed therein, the aforesaid financial statements (i) are in accordance with the books and records of Company and have been prepared in conformity with generally accepted accounting principles consistently applied for all periods, and (ii) accurately present the financial position of Company in all material respects as of the respective dates thereof, and the results of operations (or income or loss), changes in shareholders' equity and changes in cash flow (or financial position) for the periods then ended, all in accordance with generally accepted accounting principles consistently applied for all periods; excepting that all financial statements furnished to Purchaser are without notes. Moreover, the Closing Balance Sheet will not include adjustments in the inventory balances that represent discounts to the inventory book value negotiated between Purchaser and Shareholder in the Purchase Price.

     (h) LOSS CONTINGENCIES; OTHER NON-ACCRUED LIABILITIES. Except as accrued on the Latest Balance Sheet, and to the best of the knowledge of Shareholder, Company does not have:

          (i) any Loss Contingencies which are not required by generally accepted accounting principles to be accrued;

          (ii) any Loss Contingencies involving an unasserted claim or assessment which are not required by generally accepted accounting principles to be disclosed because the potential claimants have not manifested to Company an awareness of a possible claim or assessment; or

          (iii) any categories of liabilities or obligations (other than non-pension post-retirement medical care, dental care, life insurance or other benefits) which are not required by generally accepted accounting principles to be accrued.

     For purposes of this Agreement, "Loss Contingency" shall have the meaning accorded to it by generally accepted accounting principles.

     (i) ABSENCE OF CERTAIN CHANGES. Except as set forth in the Disclosure Schedule, since the date of the Latest Balance Sheet,

Company has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice; without limiting the generality of the foregoing, Company has not, subject to the aforesaid exceptions and except in the ordinary course of business:

          (i) suffered any material adverse change in its condition, working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value or experienced any event or failed to take any action which, to Shareholder's knowledge, reasonably could be expected to result in such a material adverse change;

          (ii) suffered any material loss, damage, destruction or other casualty (whether or not covered by insurance) or suffered any loss of officers, employees, dealers, distributors, independent contractors, customers, or suppliers or other favorable business relationships except those losses that would not have a material adverse effect on the Company taken as whole;

          (iii) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock; or, purchased or redeemed any shares of its capital stock;

          (iv) issued or sold any shares of its capital stock, or any options, warrants, conversion, exchange or other rights to purchase or acquire any such shares or any securities convertible into or exchangeable f or such shares;

          (v)       incurred any  indebtedness for borrowed money;

          (vi) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible;

          (vii) acquired or disposed of any assets or properties, the value of which individually exceeds $5,000;

          (viii) forgiven or cancelled any debts or claims, or waived any rights;

          (ix)      entered into any material transaction;

          (x) granted to any officer or salaried employee or any other employee any increase in compensation in any form or paid any severance or termination pay;

          (xi) entered into any commitment for capital expenditures for additions to plant, property or equipment; or

          (xii) agreed, whether in writing or otherwise, to take any action described in this subsection.

     (j) REAL PROPERTIES. Except as set forth in the Disclosure Schedule, Company has good and marketable fee simple record title in and to, all of its real property assets and fixtures reflected in the Latest Balance Sheet and all of its real property assets and fixtures purchased or otherwise acquired since the date of the Latest Balance Sheet. Documents have been provided to Purchaser which contain the legal description of all real property owned or leased by the Company (the "Real Property"). Except as set forth in the Disclosure Schedule, all leasehold interests in the Real Property are valid and in full force and effect and enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and other laws affecting the rights of creditors generally, or the availability of specific performance, injunctive relief and other equitable remedies. There does not exist any material violation, breach or default, of or under such leasehold interests caused by Shareholder or Company. To the best of the knowledge of Shareholder, no such material violation, breach or default has been caused by any other party. No such leasehold interests contain any provision that would be triggered or cause a breach or right to terminate such leasehold interest upon a change in control (or change in ownership) of the lessee. None of the Real Property is subject to any mortgage, pledge, lien, security interest, encumbrance, easement, right-of-way, tenancy, covenant, encroachment, or restriction of any kind or nature (whether or not of record), except the following (herein called "Permitted Liens"):

          (i) liens securing specified liabilities or obligations shown on the Latest Balance Sheet with respect to which no breach, violation or default exists;

          (ii) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business;

          (iii) minor imperfections of title which do not impair the existing use of such real property assets or fixtures; and

          (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings.

     Except as set forth in the Disclosure Schedule, to the knowledge of the Shareholder, the Real Property is free from structural defects, in good operating condition and repair, with no material maintenance, repair or replacement having been deferred or neglected, suitable for its present use and free from other material defects, normal wear and tear excepted. Except as set forth in the Disclosure Schedule, the Real property and its present use conform in all material respects to all occupational, safety or health, environmental, zoning, planning, subdivision, platting and similar Laws, and there is, to the knowledge of Shareholder, no such Law contemplated that would affect materially adversely the right of Company to own or lease and operate and use such Real Property. All public utilities necessary for the use and operation of any facilities on the aforesaid Real Property are available for use or access at such properties and there is no material legal or physical impairment to free ingress or egress from any of such facilities or Real
Property.   Company is not a foreign person and is not controlled by a foreign person, as the term foreign person is defined in Section 1445(f)(3) of the Code.

     (k) MACHINERY, EQUIPMENT, VEHICLES AND PERSONAL PROPERTY. Except as set forth in the Disclosure Schedule, Company has good and merchantable right, title and interest in and to, or a leasehold interest in and to, all its machinery, equipment, vehicles and other personal property reflected in the Latest Balance Sheet and purchased or otherwise acquired since the date of the Latest Balance Sheet (except for such items sold or leased in the ordinary course of business since the date of the Latest Balance Sheet). All such vehicles or other personal property required by any law to be registered with any Authority are so properly registered. Except as set forth in the Disclosure Schedule, all of such leasehold interests relating to machinery, equipment, vehicles and other personal property are valid and in full force and effect and enforceable in accordance with their terms subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally or the availability of specific performance, injunctive relief and other equitable remedies. There does not exist any material violation, breach or default thereof or thereunder caused by Shareholder or Company. To the best of the knowledge of Shareholder, no such material violation, breach or default has been caused by any other party. The Disclosure Schedule contains a complete and accurate list of each item of machinery, equipment, vehicles and other personal property owned or leased by the Company, the value of which item is over $500. Except as set forth in the Disclosure Schedule, none of such machinery, equipment, vehicles or other personal property owned by Company is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record) except Permitted Liens. Except as set forth in the Disclosure Schedule, to the knowledge of the Shareholder, the machinery, equipment, vehicles and other personal property of Company which are necessary to the conduct of its business are in good operating condition and repair, normal wear and tear excepted, fit for the present purposes thereof, and no material maintenance, replacement or repair has been deferred or neglected.

     (l) INVENTORIES. Except as set forth in the Disclosure Schedule, substantially all inventory of Company, reflected in the Latest Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, and the present quantities of all inventory of Company are reasonable in the present circumstances of the businesses as currently conducted.

     (m)  RECEIVABLES AND PAYABLES.

          (i)       Except as set forth on the Disclosure Schedule,

               (A) Company has good right, title and interest in and to all its accounts and notes receivable and trade notes and trade accounts reflected in the Latest Balance Sheet and those acquired and generated since the date of the Latest Balance Sheet (except for those paid since the date of the Latest Balance Sheet), and the Disclosure Schedule contains a list of aging of all such accounts receivable and trade notes and accounts receivable as of the date of the Latest Balance Sheet which is true and correct in all material respects;

               (B) None of such accounts and notes receivable and trade notes and trade accounts is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record);

               (C) Except to the extent of applicable reserves shown in the Latest Balance Sheet (which reserves are adequate), all of the accounts and notes receivable, trade notes and trade accounts owing to Company constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no material claims, refusals to pay or other rights of set-off against any thereof subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally or the availability of specific performance, injunctive relief and other equitable remedies;

               (D) No account or note debtor whose account or note balance exceeds the amount set forth in the Disclosure Schedule at the date set forth therein was delinquent in payment by more than ninety days;

               (E) The aging schedule of the accounts and notes receivable and trade notes and trade accounts of Company previously furnished to Purchaser is complete and accurate as of the date stated therein in all material respects; and

               (F) To the best of the knowledge of Shareholder, there is no reason why any account or note receivable or trade note or trade account will not be collected in accordance with its terms, other than for such accounts and notes which are not in excess of the reserves established therefor, all as reflected in the Latest Balance Sheet.

          (ii) All accounts payable and notes payable by Company arose in bona fide transactions in the ordinary course of business and no such account payable or note payable is delinquent by more than ninety days in its payment.

     (n) INTELLECTUAL PROPERTY RIGHTS. The Disclosure Schedule sets forth an accurate and complete list of the intellectual property rights owned or used by the Company, including without limitation all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes
and formulae (collectively, "Intellectual Property Rights")   Except as set
forth on the Disclosure Schedule, to the knowledge of Shareholder the use of the Intellectual Property Rights does not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. Except as described on the Disclosure Schedule, and except those computer programs and other computer software commercially available from retail outlets, Company does not own or use any Intellectual Property Rights pursuant to any written license agreement and has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use the Intellectual Property Rights.

     (o) LITIGATION. Except as set forth in the Disclosure Schedule, there is no material legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any environmental Law or matter), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to the knowledge of Shareholder, threatened or contemplated by or against or involving Company, its assets, properties or businesses or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

     (p)  TAX RETURNS.

          (i) For purposes of this Agreement (A) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, AD VALOREM, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign), including any liability for Taxes of any other person or entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), (B) "Return" shall mean any return, report, information return or other document or schedule (including any related or supporting information) with respect to Taxes, including, without limitation, consolidated Returns and Unitary Returns, (C) "Consolidated Return" shall mean any consolidated federal income Tax Return filed by the Affiliated Group (as defined below), and D) "Unitary Return" shall mean any Return with respect to any Taxes, other than federal income Taxes, filed, or required to be filed, on a consolidated, combined, or unitary basis by any group of corporations of which Company is a member.

          (ii) Except as set forth in the Disclosure Schedule, Company and/or the Affiliated Group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which Company is a member and Shareholder is the common parent (the "Affiliated Group"), have (A) timely filed in accordance with all applicable laws (taking into account all extensions of due dates) all Returns for any federal, state, local or foreign Taxes required to be filed on or before the date hereof other than those Returns the failure of which to file would not have a material adverse effect on the business, assets, operations, prospects or financial condition of Company, (B) paid in full all Taxes whether or not such Taxes were shown to be due and payable on such filed Returns, and (C) paid all Taxes for which a notice of, or assessment or demand for, payment has been received from a taxing authority. All of such filed Returns are true, correct and complete in all material respects and there is no material omission, deficiency, error, misstatement, or misrepresentation, whether innocent, intentional or fraudulent, in any such Tax Return nor have any reporting positions been taken therein that if challenged by any governmental authority will result in an assessment against Company. In connection with the execution of this Agreement, Buyer has been given a true, correct and complete copy of any tax sharing agreements or arrangements to which Company is a party and a true, correct and complete description of any such tax sharing agreements or arrangements not reduced to writing (collectively, the "Tax Sharing Agreements"). True, correct and complete copies of (x) pro forma separate federal income Tax Returns for Company as a member of the Affiliated Group and (y) state, local and foreign Tax Returns of Company or, with respect to Unitary Returns and in lieu of providing copies thereof, a schedule showing the modifications to the Company's federal taxable income and other relevant information sufficient to compute the Company's state taxable income for each of the years ended December 31, 1991 through December 31, 1993 have heretofore been delivered to Purchaser and such pro forma Tax Returns or schedules set forth a computation of the amount of taxable income of the Company actually included in the applicable federal Consolidated Return or state Unitary Return.

          (iii) Except as set forth in the Disclosure Schedule, all Tax deficiencies asserted or assessed by a taxing authority against Company or the Affiliated Group (to the extent assets of Company may be required to pay any such Taxes) have been paid or finally settled or are being contested by appropriate proceedings (which proceedings, to the extent they directly or indirectly affect Company, have been set forth on the Disclosure Schedule). Company and the Affiliated Group have made all payments of estimated Taxes required to be made with respect to any of them under Section 6655 of the Code and any comparable provisions of state, local or foreign law. There are no liens for Taxes due and owing upon any property or assets of the Company. All amounts that are required to be collected or withheld by Company or the Affiliated Group with respect to Taxes have been duly collected or withheld, and all such amounts that are required to be remitted to any taxing authority have been remitted on a timely basis without the imposition of interest or penalties. All Consolidated Returns and Unitary Returns, and all state, local and foreign income Tax Returns of Company and the Affiliated Group have been closed by applicable statutes of limitation for all taxable years ending on or before the periods set forth in the Disclosure Schedule.

          (iv) Except as set forth on the Disclosure Schedule (A) there are no outstanding requests for any extension of time within which to pay Taxes not yet paid, (B) there have been no waivers or extensions of any applicable statute of limitations for the assessment or collection of any Taxes, (C) neither Company nor the Affiliated Group (to the extent such notice would directly affect Company) has received any written notice of pending or threatened actions, audits, proceedings, or investigations for the assessment or collection of Taxes, (D) there are no requests for rulings with respect to Taxes outstanding, (E) no power of attorney has been granted by Company or the Affiliated Group with respect to any matter relating to Taxes which is currently in force with respect to Company, (F) no consent has been filed under Section 341(f) of the Code with respect to Company or the Affiliated Group, (G) no payment which will or may be made by Company or the Affiliated Group to any individual in connection with the transactions contemplated by this Agreement will constitute an "excess parachute payment" within the meaning of Section 28OG(b)(1) of the Code,
     (H) neither Company nor the Affiliated Group has incurred or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code, and (I) from the date of its acquisition by Shareholder, Company has always been a member of the Affiliated Group.

          (v) The Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the transactions contemplated hereby: (A) an estimate of the book/tax differences in the basis of the assets and liabilities and an estimate of the book/tax differences in the basis of the assets and liabilities as of February 24, 1995, together with a description of the general depreciation lives and methods with respect to such assets and liabilities; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contributions allocable to the Company; (C) a summary of all material Federal income Tax elections to which the Company is bound; and
     (D) the amount of any def erred gain or loss allocable to the Company arising out of any deferred intercompany transaction pursuant to Section 1502 of the Treasury Regulations. After closing, Shareholder shall provide a schedule showing the information described in paragraphs (A), (B) and (D) above as of the Closing Date as that information becomes available, but in no event, later than 120 days after the Closing Date. Notwithstanding the above, Shareholder shall have until August 31, 1996, to provide a schedule showing adjustments for net operating losses and alternative minimum tax credits allocable to the Company through the date of Closing. The information provided no later than 120 days after the date of Closing, together with the Company's books and records, which the Purchaser shall acquire, shall be sufficient for the Purchaser to compute the adjusted tax basis of all assets and the related depreciation or amortization live and methods of the assets on an ongoing basis from the Closing Date.

          (vi) The unpaid Taxes of the Company (A) did not, as of the date hereof, exceed the reserve for the Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and taxable income) set forth on the face of the Latest Balance Sheet of the Company (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns and preparing its financial statements.

     (q) INSURANCE. The Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by Company specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous seven years. All present policies are in full force and effect and all premiums with respect thereto have been paid. Company has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past seven years, except as described on the Disclosure Schedule.

     (r)  BENEFIT PLANS. Except as set forth in the Disclosure Schedule:

          (i) Neither the Company nor any other "person" within the meaning of Section 7701(a) (1) of the Internal Revenue Code of 1986, as amended (the "Code") , that together with the Company is considered a single employer pursuant to Sections 414(b), (c), (m) or (o) of the Code or Sections 3(5) or 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "Affiliated Organization") sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, fixed or contingent, with respect to, any "employee pension benefit plan" ("Pension Plan") as such term is defined in Section 3(2) of ERISA, including without limitation, any such plan that is excluded from coverage by Section 4(b)(5) of ERISA . Each such Pension Plan set out in the Disclosure Schedule has been operated in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Law. All Pension Plans which the Company operates as plans that are qualified under the provisions of Section 401(a) of the Code satisfy in form and operation the requirements of Section 401(a) and all other applicable Sections of the Code incorporated therein, including without limitation Sections 401(k) and 401(m) of the Code.

          (ii) Neither the Company nor any Affiliated Organization has or could have any liability of any nature, whether known or unknown or fixed or contingent, to any Pension Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other person, arising directly or indirectly under Title IV of ERISA. No "reportable event," within the meaning of
     Section 4043(b) of ERISA, has occurred with respect to any Pension Plan covered under Title IV of ERISA. Neither the Company nor any Affiliated Organization has been a party to a sale of assets to which Section 4204 of ERISA applied with respect to which it could incur any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan. Neither the Company nor any Affiliated Organization has incurred any withdrawal liability within the meaning of
     Section 4201 of ERISA or suffered or otherwise caused a "complete withdrawal" or "partial withdrawal," as such terms are defined respectively in Sections 4203 and 4205 of ERISA, with respect to a Multiemployer Plan, and nothing has occurred that is reasonably likely to result in such a complete or partial withdrawal.

          (iii) Neither the Company nor any Affiliated Organization sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, fixed or contingent, with respect to, any "employee welfare benefit plan" ("Welfare Plan") as such term is defined in Section 3(l) Of ERISA, whether insured or otherwise. Each Welfare Plan set out in the Disclosure Schedule has been operated in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Law. Neither the Company nor any Affiliated Organization has established or contributed to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, fixed or contingent, with respect to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419A of the Code or "multiple employer welfare arrangement" within the meaning of Section 3(40) or ERISA. Except with respect to such Welfare Plans set out in the Disclosure Statement, neither the Company nor any Affiliated Organization maintains, contributes to or has or could have any liability of any nature, whether known or unknown, or fixed or contingent, with respect to medical, health, life or other welfare benefits for present or future terminated employees or their spouses or dependents other than as required by Part 6 of Subtitle B of Title I of ERISA or any comparable state law.

          (iv) Neither the Company nor any Affiliated Organization is a party to, maintains, contributes to, is required to contribute to, or has or could have any liability of any nature, whether known or unknown, fixed or contingent, with respect to, any bonus plan, incentive plan, stock plan or any other current or deferred compensation, separation, retention, severance or similar agreement, arrangement or policy, or any individual employment agreement ("Compensation Plans"). Each Compensation Plan disclosed on the Disclosure Statement has been operated in all material respects in accordance with its terms and in compliance with the applicable provisions of all applicable Law.

          (v) To the best of knowledge of the Shareholder, there are no facts or circumstances which could, directly or indirectly, subject the Company to any (1) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (2) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (3) civil penalty arising under
     Section 502 of ERISA.

          (vi) Full payment has been made of all amounts which the Company or any Affiliated organization is required, under applicable Law, the terms of any Pension Plan, Welfare Plan or Compensation Plan, or any agreement relating to any Pension Plan or Welfare Plan or Compensation Plan, to have paid as a contribution, premium or other remittance thereto or benefit thereunder. No Pension Plan is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code. The Company and each Affiliated Organization has made adequate provisions for reserves or accruals in accordance with generally accepted accounting principles to meet contribution benefit or funding obligations arising under applicable Law or the terms of any Pension Plan or Welfare Plan or Compensation Plan or related agreement. There will be no change on or before Closing in the operation of any Pension Plan, Welfare Plan or Compensation Plan or any documents with respect thereto which will result in an increase in the benefit liabilities under such plans, except as may be required by law.

          (vii) The Company and each Affiliated Organization has timely complied with all reporting and disclosure obligations with respect to the Pension Plans, Welfare Plans and Compensation Plans imposed by Title I of ERISA or other applicable Law.

          (viii) There are no pending or, to Shareholder's or the Company's knowledge, threatened audits, investigations, claims, suits, grievances or other proceedings concerning employees of the Company, and there are no facts that could give rise thereto, involving, directly or indirectly, any Pension Plan, Welfare Plan, or Compensation Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries, concerning Employees of the Company.

          (ix) The transactions contemplated herein do not result in the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Pension Plan, Welfare Plan or Compensation Plan.

          (x) Neither the Company nor any director, officer, employee, or agent thereof, nor the Purchaser, may in any way amend, merge, or terminate any Pension Plan, Welfare Plan or Compensation Plan. Purchaser, however, may terminate its participation in any Pension Plan, Welfare Plan, or Compensation Plan. Nothing in this Agreement limits in any way Purchaser's ability after Closing to amend, merge, alter, or terminate any employee benefit plan (as defined at section 3(3) of ERISA) or any other agreement, policy or understanding, between the Company and employees of the Company.

          (xi) In connection with the termination of any Pension Plan and without limiting the applicability of the foregoing representations to such Pension Plan: (i) nothing done or omitted to be done has or could subject the Company or any Affiliated Organization to any liability, loss, cost, charge, expense or expenditure of any nature or result in the imposition of
     any Lien in favor of the PBGC or any other person;   (ii) the Company has
     received a determination letter from the Internal Revenue Service, based on complete and accurate disclosure by the Company in all material respects, that such termination did not adversely affect the qualified status of such Pension Plan under Section 401(a) of the Code or the tax exempt status of its related trust under Section 501(a) of the Code; (iii) all notices and other filings required to be submitted to the PBGC were submitted in a timely manner and were complete and accurate in all material respects and no distributions were made until receipt of PBGC approval in the form of a notice of sufficiency or by lapse of any applicable time period without notice of PBGC objection, as the case may be; (iv) all participants, beneficiaries of deceased participants, alternate payees and other interested parties received all notices and disclosures required by applicable Law in a timely manner and all such notices and disclosures were complete and accurate in all material respects and satisfied the requirements imposed by all applicable Laws; (v) no portion of the assets of the Plan reverted to the Company or any Affiliated Organization; (vi) the selection of annuity contracts and the process employed in connection therewith satisfied all applicable Laws, including without limitation ERISA, and each and all of the issuers of such contracts have fully satisfied all of its or their obligations thereunder and (vii) the termination in all material respects satisfied all applicable Laws.

     (s) BANK ACCOUNTS; POWERS OF ATTORNEY. The Disclosure Schedule sets forth:

          (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom;

          (ii) the material terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and

          (iii) the names of all persons or entities holding general or special powers of attorney from Company and a SUMMARY of the terms thereof.

     (t)  CONTRACTS AND COMMITMENTS; NO DEFAULT.

          (i)       Except as set forth in the Disclosure Schedule, the Company:

               (A) has no written contract, commitment, agreement or arrangement with any person or, to Shareholder's or Company's knowledge, any oral contract, commitment, agreement or arrangement which (1) requires payments individually in excess of Five Thousand Dollars ($5,000) annually or in excess of Twenty-Five Thousand Dollars ($25,000) over its term (including without limitation periods covered by any option to extend or renew by either party) and (2) is not terminable on thirty (30) days' or less notice without cost or other liability;

               (B) pays no person or entity cash remuneration at the annual rate (including without limitation guaranteed bonuses) of more than Twenty-Five Thousand Dollars ($25,000) for services rendered;

               (C) is not restricted by agreement from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

               (D) is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

               (E) is not a party to any agreement, contract, commitment or loan to which any of its directors, officers or shareholders or any "affiliate" or "associate" (as defined in Rule 405 as promulgated under the Securities Act of 1933, as amended) (or former affiliate or associate) thereof is a party;

               (F) is not subject to any outstanding sales or purchase contracts, commitments , or proposals which will result in any loss upon completion or performance thereof which would have a material adverse effect on the business of the Company taken as a whole;

               (G) is not a party to any purchase or sale contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of Fifty Thousand Dollars ($50, 000) or which continues for a period of more than twelve (12) months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days' or less notice without cost or other Liability at or any time after the Closing;

               (H) is not subject to any contract, commitment, agreement or arrangement with any "disqualified individual" (as defined in Section 28OG(c) of the Code) which contains any severance or termination pay Liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 2BOG(b)(1) of the Code) under Section 28OG of the Code;

               (I) has no material distributorship, dealer, manufacturer's representative, franchise or similar sales contract relating to the payment of a commission; and

               (J) is not subject to any material contract, commitment, agreement or arrangement that contains a provision that would be triggered or cause a breach or right to terminate upon a change in control (or change in ownership) of the Company.

          (ii) True and complete copies (or summaries, in the case of oral items) of all items disclosed pursuant to Section 2(t)(i) have been made available to Purchaser for review. Except as set forth in the Disclosure Schedule, all such items are valid and enforceable by and, to Shareholder's knowledge, against Company in accordance with their respective terms subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally or the availability of specific performance, injunctive relief and other equitable remedies: Company is not in breach, violation or default, however defined, in the performance of any of their obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof, except for an insignificant breach, violation, or default which will not result in a material loss to the Company; and, to the knowledge of Shareholder, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof, except for an insignificant breach, violation, or default which will not result in a material loss to the Company.

     (u) ORDERS, COMMITMENTS AND RETURNS. Except as set forth in the Disclosure Schedule, all accepted and unfulfilled orders for the sale of products and the performance of services entered into by Company and all outstanding contracts or commitments for the purchase of supplies, materials and services were made in bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, there are no claims by or against Company to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

     (v)  LABOR MATTERS.  Except as set forth in the Disclosure Schedule:

          (i) Company is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice;

          (ii) there is no unfair labor practice complaint against the Company pending or, to Shareholder's knowledge, threatened before the National Labor Relations Board or any other comparable Authority;

          (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to Shareholder's knowledge, threatened against or directly affecting company;

          (iv) no labor representation question exists respecting the employees of Company and there is not pending or, to Shareholder's knowledge, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Company;

          (v) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to Majority Shareholder's knowledge, have been threatened;

          (vi) no collective bargaining agreement is binding and in force against Company or currently being negotiated by Company;

          (vii) Company has not experienced any significant work stoppage or other significant labor difficulty;

          (viii) Company is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Pension Plan, Welfare Plan or Compensation Plan; and

          (ix) upon termination of the employment of any person, neither Company nor Purchaser will, by reason of anything done at or prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments, except to the extent of applicable reserves shown on the Latest Balance Sheet. The Disclosure Schedule contains a list of all employees (full and part time) employed as of the date hereof by the Company.

     (w) DEALERS, SUPPLIERS AND CUSTOMERS. Except as set forth in the Disclosure Schedule, there has not been in the twelve month period prior to the date hereof any change in the business relationship of Company with any dealer, supplier or Customer to Company which would have a material adverse effect on the business of the Company taken as a whole.

     (x) PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in the Disclosure Schedule, Company does not require the Consent of any Authority to permit it to operate in the manner in which it presently is being operated, and possesses all permits and other authorizations from all Authorities presently required necessary to permit it to operate its business in the manner in which it presently is conducted, other than a permit or authorization which, if not obtained, will not, individually or in the aggregate, have a material adverse effect on the business of the Company taken as a whole. Except as set forth in the Disclosure Schedule, no such permits or other authorizations contain a provision that would be triggered or cause a breach or a right to terminate such permit or authorization upon a change in control (or change in ownership) of the Company.

     (y)  COMPLIANCE WITH LAW.   Except as set forth in the Disclosure Schedule,
and without limiting the scope of any other representations or warranties contained in this Agreement, but without intending to duplicate the scope of such other representations and warranties, the assets, properties, businesses and operations of Company are and have been in material compliance with all Laws in effect and as interpreted as of the date of this Agreement, the Closing Date and any date prior to the Closing Date, each as applicable, to the ownership and conduct of its assets, properties, businesses and operations at such time, except for such noncompliance has not, and will not, have a material adverse effect on the business of the Company taken as a whole.

     (z) ASSETS OF BUSINESS. Except as set forth on the Disclosure Schedule, the assets owned or leased by Company constitute all of the assets held for use or used primarily in connection with their businesses and are adequate to carry on such businesses as presently conducted.

     (aa) BUSINESS GENERALLY. To Shareholder's knowledge, except as set forth in the Disclosure Schedule, there has been no event, transaction or information which has come to the attention of Company which, as it relates directly to the businesses of Company, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business of the Company.

     (bb) ENVIRONMENTAL AND SAFETY MATTERS.   Except as set forth in the
Disclosure Schedule:

          (i) Neither the Company, any former subsidiaries of the Company, nor (to Shareholder's knowledge) any previous owner, tenants, occupants or users of any property owned or leased by or to the Company or by or to any former subsidiaries (the "Properties") engaged in or permitted, direct or indirect operations or activities upon, or any use or occupancy of the Properties, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, emission release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (whether legal or illegal, accidental or intentional, direct or indirect) on, under, in or about the Properties, or transported any Environmentally Regulated Materials to, from or across the Properties, nor are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Properties, nor, to the knowledge of the Shareholder, have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor, to the knowledge of the Shareholder, have any Environmentally Regulated Materials migrated or threatened to migrate
     from other properties upon, about or beneath the Properties.   No
     aboveground treatment or storage tanks, pumps, water, gas or oil wells, or related piping, conduits or other structures are or, to the knowledge of the Shareholder, are there any underground treatment or storage tanks, pumps, water, gas or oil wells, or related piping, conduits or other structures, nor to Shareholder's knowledge, have any such aboveground or underground facilities ever been located on or under the Properties. No such underground facilities have been placed on or under any of the Properties during the time that the Company or any former subsidiaries of the Company occupied, used, owned, or leased the Properties.

          (ii) (A) No enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been asserted or, to the knowledge of the Shareholder, threatened with respect to operations conducted on the Properties or the Properties itself or against the Company and its former subsidiaries with respect to or in any way regarding the Properties (or with respect to past Properties and Properties of former subsidiaries) pursuant to any Environmental and Occupational Safety and Health Laws;

               (B) The Company has not violated or failed to comply with any Environmental and Occupational Safety and Health Laws. To the knowledge of the Shareholder, no violation or noncompliance with such laws has occurred with respect to the Properties (or with respect to past Properties and Properties of former subsidiaries) or operations conducted thereon;

               (C) no claims or settlements against the Company and its former subsidiaries with respect to the Properties or operations conducted thereon, relating to or arising out of Environmental Occupational Safety and Health Laws or Environmentally Regulated Substances, have been made or been threatened by any third party, including any governmental entity, agency or representative, nor does there exist any basis for any such claim. To Shareholder's knowledge, no such claims or settlements have been made with respect to the Properties, nor does there exist any basis for such claim.

     The term "Environmental and Occupational Safety and Health Law" as used in paragraphs (i) and (ii) above in this Agreement means any statute, rule, regulation, law, ordinance or code, whether local, state, federal, international or otherwise in effect and as interpreted as of the date of this Agreement, the Closing Date and any date prior to the closing Date each as applicable, that (A) regulates, creates standards for or imposes liability or standards of conduct concerning any element, compound, pollutant, contaminant, or toxic or hazardous substance, material or waste, or any mixture thereof, or relates in any way to emissions or releases into the environment or ambient environmental conditions, or conduct affecting such matters or (B) is designed to provide safe and healthful working conditions or reduce occupational safety and health hazards. Such laws shall include, but not be limited to, the National Environmental Policy Act (NEPA), 42 U.S.C. Sections 4321 ET seq., the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C.
Section 9601 ET seq., the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Sections 6901 ET SEQ., the Federal Water Pollution Control Act (FWPCA), 33 U.S.C. Sections 1251 ET SEQ., the Federal Clean Air Act (CAA), 42 U.S.C. Sections 7401 ET

SEQ., the Toxic Substances Control Act (TSCA) , 15 U.S.C. Sections 2601 ET SEQ., the Emergency Planning and Community Right to Know Act (SARA Title III), 42 U.S.C. I 11001, the Hazard Communication Act Sections 651 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) , 7 U.S.C. Section 136, and any amendments or restatements thereof or similar enactment thereof, as is now or at any time hereafter may be in effect, as well as their international, state and local counterparts. The term "Environmentally Regulated Materials" as use in paragraphs (i) and (ii) above and this Agreement means any element, compound pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental and Occupational Safety and Health Law.

     (cc) BROKERS. Except as set forth in the Disclosure Schedule, neither Company nor Shareholder its Subsidiaries, nor any of their directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Company for any such fee or commission to be claimed by any person or entity.

     (dd) SHAREHOLDER REPRESENTATIONS. Shareholder has full legal right, power and authority to sell, transfer, assign and deliver the Shares to Purchaser at Closing and delivery of the Shares at Closing will transfer to Purchaser valid legal and beneficial ownership thereto free and clear of all claims, security interests, liens, charges and encumbrances of any kind or nature whatsoever.

     (ee) ACCURACY OF INFORMATION. No representation or warranty by Shareholder in this Agreement (including the Disclosure Schedule) contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date of the representation or warranty.

                                    SECTION 3

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser represents and warrants to Shareholder as of the date hereof as follows:

     (a) CORPORATE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the law of the State of Minnesota.

     (b)  AUTHORIZATION.   Purchaser has full corporate power and authority to
enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of

Purchaser has taken all action required by law, its articles or certificate of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Purchaser enforceable against it in accordance with its terms.

     (c) NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement nor the consummation of, the transactions contemplated herein will:

          (i) violate any provision of the articles or certificates of incorporation or bylaws of Purchaser; or

          (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a material adverse affect on the business of Purchaser taken as a whole, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Purchaser is a party or by which it or any of its properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, upon any property or assets of Purchaser under any debt, obligation, contract, agreement or commitment to which Purchaser is a party or by which Purchaser or any of its assets or properties is or may be bound; or

          (iii)     to the knowledge of Purchaser, violate any Law.

     (d)  ACCURACY OF INFORMATION.   No representation or warranty by Purchaser
in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which made, not misleading as of the date of the representation or warranty.

     (e) BROKERS. Neither Purchaser nor any of its directors, officers or key employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Purchaser for any such fee or commission to be claimed by any person or entity.

                                    SECTION 4

4.   COVENANTS.

     (a) AGREEMENTS AS TO SPECIFIED MATTERS. Except as specifically set forth on the Disclosure Schedule, except in the ordinary course of business and consistent with past practice, and except as may be otherwise agreed in writing by Purchaser which consent will not be unreasonably withheld, from the date hereof until the Closing, Shareholder shall not permit Company to:

          (i) Amend its articles or certificate of incorporation or bylaws;

          (ii)      Borrow or agree to borrow any funds;

          (iii) Incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any claims, obligations, liabilities or loss contingencies which, individually or in the aggregate, are material to the conduct of the businesses of Company or have or would have a material adverse effect on the financial condition of Company;

          (iv) Pay, discharge or satisfy any material claims, liabilities or obligations;

          (v) Permit or allow any of its properties or assets material to the operation of its businesses to be subjected to any mortgage, pledge, lien, security interest, encumbrance, or restriction of any kind, except Permitted Liens;

          (vi) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable or any trade accounts or trade notes;

          (vii) Cancel or amend any debts, waive any claims or rights or sell, transfer or otherwise dispose of any properties or assets, other than for such debts, claims, rights, properties or assets which, individually or in the aggregate, are not material to the conduct of its businesses;

          (viii) License, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right to the use of any Intellectual Property Rights other than for such Intellectual Property Rights which, individually or in the aggregate, are not material to the conduct of its businesses;

          (ix) (A) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any collective bargaining agreement or employment or similar agreement or arrangement with any of its directors, officers or employees;

               (B) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any Compensation Plan;

               (C) Contribute, set aside for contribution or authorize the contribution of any amounts for any such Compensation Plan except as required (and not discretionary) by the terms of such Compensation Plan; or

               (D) Grant or become obligated to grant any general increase in the compensation of any directors, officers or employees (including without limitation any such increase pursuant to any Compensation
          Plan);

          (x) Make or enter into any commitment for capital expenditures for additions to property, plant or equipment individually in excess of Ten Thousand Dollars ($10,000.00);

          (xi) (A) Declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other securities (including without limitation distributions in redemption or liquidation) or redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

               (B) Issue, grant or sell any shares of its capital stock or equity securities of any class, or any options, warrants, conversion or other rights to purchase or acquire any such shares or equity securities or any securities convertible into or exchangeable for such shares or equity securities;

               (C) Become a party to any merger, exchange, reorganization, recapitalization, liquidation, dissolution or other similar corporate transaction; or

               (D) Organize any new subsidiary, acquire any capital stock or other equity securities or other ownership interest in, or assets of, any person or entity or otherwise make any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any person or entity;

          (xii) Pay, lend or advance any amounts to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any director, officer, employee or shareholder;

          (xiii) Terminate, enter into or amend in any material respect any item identified in Section 2(t) of the Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such item; or

          (xiv) Agree, whether in writing or otherwise, to take any action described in this subsection.

     (b) CONDUCT OF COMPANY BUSINESS. Except as otherwise contemplated in this Agreement, Shareholder shall cause Company to maintain its assets and properties and carry on its businesses and operations only in the ordinary course in substantially the same manner as planned and previously operated and to use its best efforts to preserve intact its business organizations, existing business relationships (including without limitation its relationships with officers, employees, dealers, distributors, independent contractors, customers and suppliers), good will and going concern value.

     (c) NO SOLICITATION OF ALTERNATE TRANSACTION. Shareholder shall not, and shall ensure that Company and its directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents do not, directly or indirectly, solicit, initiate or encourage discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any third party concerning (or concerning the business of Company in connection with) any tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of beneficial ownership of or the right to vote securities of Company, liquidation, dissolution or similar transactions involving Company (such proposals, announcements or transactions being called herein "Acquisition Proposals"). Shareholder shall immediately inform Purchaser of any unsolicited offer, including the terms thereof and the identity of the person or entity making such offer.

     (d) FULL ACCESS TO PURCHASER. Shareholder shall cause Company to afford to Purchaser and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents free and full access to the facilities, properties, books and records of Company in order that Purchaser may have full opportunity to make such investigations as it shall desire including, without limitation, the right to conduct and environmental audit of the Real Property. PROVIDED, HOWEVER, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with business operations and Purchaser shall be required to restore all Real Property to the condition it was in prior to Purchaser's investigation; and Shareholder shall cause Company to furnish such additional financial and operating data and other information as Purchaser shall, from time to time, reasonably request; and, PROVIDED, FURTHER, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of Shareholder herein.

     (e) CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose," and the Information that is Disclosed, "Disclosure"), or permit the Disclosure of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Law; PROVIDED, HOWEVER, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information, and the disclosing party shall notify the other party in writing pursuant to Section 9(e) herein setting forth the time, place and persons to whom such Disclosure was made, the Information so disclosed and the purpose of the Disclosure. The term "Information" as used herein shall not include any information relating to a party which the party disclosing such information can show:

          (i) to have been in its possession prior to its receipt from another party hereto;

          (ii) to be now or to later become generally available to the public through no fault of the disclosing party;

          (iii) to have been available to the public at the time of its receipt by the disclosing party;

          (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or

          (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction; PROVIDED, HOWEVER, that nothing contained herein shall in any way diminish the obligation of Alan G. Hoyt to maintain the confidentiality of information regarding the Company or the Shareholder to the extent any such duty existed prior to the commencement of negotiations regarding the transactions contemplated herein.

     Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

     (f) FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including without limitation:

          (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and

          (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

     (g)  FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

          (i) Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

          (ii) Until the Closing Date, Shareholder shall cause Company to cooperate with Purchaser to promptly develop plans for the management of the businesses after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements. Shareholder shall cooperate in good faith with Purchaser after the Closing; provided, however, that Shareholder shall be under no obligation to assist Purchaser in the operation of its business after Closing except as such obligation may exist under any covenant or other provision of this Agreement.

     Subject to applicable Law, until the Closing Date Shareholder shall cause Company to confer on a regular and reasonable basis with one or more representatives of Purchaser to report on material operational matters and the general status of ongoing operations.

          (h) At all times from the date hereof until the Closing, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Section 5 and Section 6 hereof.

     (i) SUPPLEMENTS TO DISCLOSURE SCHEDULE. Prior to the Closing, Shareholder shall supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of Shareholder which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of Shareholder contained in Section 2 hereof in order to determine the fulfillment of the conditions set forth in Section 5(a), the Disclosure Schedule shall be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

     (i) PUBLIC ANNOUNCEMENTS. Neither Shareholder nor Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by applicable Law; by the rules, regulations or practices of the Securities and Exchange commission; or the New York Stock Exchange; in connection with Purchaser notifying its (or an affiliates) shareholders of this Agreement or the transactions contemplated hereby; or in connection with Purchaser obtaining financing in connection with the transactions contemplated hereby. If a public statement is required to be made by Law, the parties shall consult with each other, to the extent reasonably practicable in advance as to the contents and timing thereof.

     (j)  TRANSACTIONAL TAX UNDERTAKINGS.

          (i) The parties hereto shall cooperate to make any necessary filings with state and local taxing authorities and to furnish any required supplemental information to any state and local tax liabilities resulting from the CONSUMMATION of the transactions contemplated herein.

          (ii) In the event that any sales or use tax, or any tax in the nature of a sales or use tax, or any transactional tax is payable or assessed relative to the transactions contemplated herein, Shareholder and Purchaser shall each bear one-half of all such taxes.

     (k) ENVIRONMENTAL AUDIT. Purchaser has retained Residuals Management, Inc. ("RMI") to conduct a Phase I environmental investigation relating to the Real Property. Such Phase I environmental investigation will be in accordance with industry standards. The cost of such Phase I environmental investigation shall be paid by Purchaser. In the event the Phase I environmental assessment identifies an area of concern, Purchaser shall be entitled to terminate this Agreement unless Shareholder agrees in writing to address the item at Shareholder's sole cost and expense.

     (l) TITLE INSURANCE COMMITMENT. At least five (5) days prior to Closing, the Shareholder, at its sole cost and expense, shall cause the Company to furnish to Purchaser a title commitment (the "Title Commitment") from a company to be selected by Purchaser, which company shall be acceptable to Shareholder(the "Title Company"). The Title Commitment shall:

          (i) show good and marketable title to all of the Real Property currently owned or leased;

          (ii)      commit to ensure good and marketable title to such Real
     Property;

          (iii) contain an endorsement to delete, upon receipt of a satisfactory survey, the standard exceptions.

     The Title Commitment shall be accompanied by legible copies of all documents referred to therein affecting title to such Real Property. If Purchaser objects to any item not contained in the Title Commitment but included in the final title insurance policy to be issued by Title Company, Shareholder shall, at its sole cost and expense, cure such defects. Shareholder's obligations to cure any such defect shall, if such methods are acceptable to Purchaser as to any specific defect, include the obligation to obtain title insurance protection for Purchaser against such defect and to pay any additional premiums or costs which the Title Company charges for such protection. If each of such defects has not been cured by Shareholder or waived by Purchaser prior to the Closing Date, Purchaser may, at its sole option, be entitled to terminate this Agreement or delay the Closing Date.

     (m) PAYMENT OF FUNDS INTO ESCROW. No later than three (3) business days after the execution of the Escrow Agreement, as hereinafter defined, by the parties hereto, Purchaser shall deposit Seven Hundred Thousand Dollars ($700,000) in escrow with Norwest Bank ("Escrow Agent"). Such funds shall at all time be subject to escrow agreement in the form of Exhibit 4(m) attached hereto (the "Escrow Agreement"). At the Closing all funds held in escrow by the Escrow Agent shall be used as partial payment of the Initial Purchase Price in accordance with Section 1(b)(iv) herein. It is intended that the amount held in escrow under this Section 4(m) will be adjusted after the Final Purchase Price has been calculated to equal the amount of the Hold-Back. Any amount held in escrow in excess of the Hold-Back shall be immediately distributed to Purchaser.

     (n) ASSIGNMENT OF AIRCRAFT LEASES. Prior to the Closing Date, Shareholder shall use its best efforts to obtain the consent of NationsBanc Leasing Corporation for the assignment to Shareholder of the leases currently in effect between the Company and NationsBanc Leasing Corporation. In addition, Shareholder shall use its best efforts to obtain a release from NationsBanc Leasing Corporation on behalf of Company from any liability or obligation the Company may have with respect to such leases. Shareholder shall then cause Company to assign to Shareholder all subleases of the aircraft subject to such leases. After the Closing Date the Company shall, if requested by Shareholder, act as Shareholder's servicing agent with respect to the collection of rent on such subleases and shall be paid a mutually agreeable monthly service fee for providing such service.

     (o) CONTINUATION OF LIABILITY INSURANCE COVERAGE. Unless otherwise agreed by the Shareholder and Purchaser pursuant to the negotiations described in this Section, prior to the Closing Date, Purchaser, on behalf of the Company, shall obtain liability insurance in the amount of $100,000,000 for a period of five years after the Closing Date covering any acts or omissions of the Company prior to the Closing Date. The premium for such insurance coverage shall be paid by the Purchaser and shall result in a reduction of the Initial Purchase Price in accordance with Section 1(b)(i) herein. At least three (3) days prior to the Closing Date, Purchaser shall deliver to Shareholder a letter indicating the full cost of obtaining such insurance coverage. After receiving such letter, if Shareholder is able to secure such liability insurance for the Company at a lower cost, Shareholder shall be entitled to do so. Purchaser acknowledges that Shareholder contends that $100,000,000 of liability insurance for the pre-Closing period is not necessary and is not justified by valid business considerations. Between the date of this Agreement and Closing, Shareholder will present evidence to Purchaser that a lesser amount of insurance is appropriate. Purchaser agrees to negotiate with Shareholder regarding this issue in good faith; provided, however, that if the parties are unable to agree, then the amount of coverage shall be $1,000,000.

     (p) APPRAISAL OF REAL PROPERTY. Purchaser will retain an appraiser suitable to Shareholder to prepare an appraisal of the Real Property. Such appraisal shall be done in accordance with industry standards and shall be in a form satisfactory to Purchaser. The cost of such appraisal shall be borne by Purchaser.

     (q)  EMPLOYEE AND EMPLOYEE BENEFIT MATTERS.

          (i) On the Closing Date, Shareholder shall pay to each of the employees of Company employed on the Closing Date all accrued but unpaid vacation pay. At least three (3) days prior to the Closing Date Shareholder shall cause Company to deliver to Purchaser an accurate accounting of the accrued but unpaid vacation pay as of the Closing Date for all employees of the Company employed on the Closing Date. Shareholder hereby certifies that the calculation provided to Purchaser hereunder will, in all material respects, be accurate and complete. The payment by Shareholder of such accrued vacation pay shall not increase the Net Book Value of the Company.


          (ii) Purchaser shall not be obligated to assume, continue, maintain or make contributions to any Pension Plan, Welfare Plan or Compensation Plan, or any other plan that comes within the definition of Section 3(3) of ERISA, that is sponsored or maintained, or that in the past has been sponsored or maintained, by the Shareholder or any of its Affiliated Organizations. However, Purchaser shall promptly pay to Shareholder any amounts due that are applicable to the participation of the Company's employees in the above plans for the payroll period including the Closing Date, such as payroll deductions, premiums, and Company contributions. Purchaser shall make available to Shareholder any information reasonably requested by Shareholder that is necessary for Shareholder to comply with any reporting or disclosure requirement applicable to any of the above plans. Purchaser shall allow Shareholder reasonable access to Company's employees for any communications necessary with respect to the above plans.

          (iii) To the extent applicable and required by law, the Shareholder and any of its Affiliated Organizations shall provide any notices to employees of the Company or any other persons, and shall take any and all other action, in accordance with, or which shall be required by, the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA"). The Shareholder and any of its Affiliated Organizations shall be jointly and severally liable, and shall indemnify Purchaser, for any and all violations of COBRA arising in connection with any qualifying event (as defined in Code Section 4980B(f)(3) which occurs on or prior to Closing.

          (iv) COBRA continuation coverage for all "covered employees" (as defined in Code Section 4980B(f)(7) of the Company who, on or before the Closing, experience a

     "qualifying event" as defined by Code Section 4980B(f)(3), shall be the Shareholder's sole responsibility and will be provided COBRA continuation coverage under the Shareholder's "group health plan" (as defined in Code
     Section 4980B(g)(2)).

          (v) Except as otherwise provided in this Agreement, the Welfare Plans and other benefit arrangements maintained by the Shareholder or any of its Affiliated Organizations prior to Closing shall be responsible for providing benefits in accordance with their terms (determined as of the Closing) with respect to claims incurred at or before the Closing. For the purposes of this Section, a claim is deemed to have been incurred as set forth in the applicable plan documents.

          (vi) With respect to any disability benefits, the Shareholder's Welfare Plans that provide long term disability benefits shall be responsible for payment of any and all benefits (regardless of whether payment is required to be made before or after the Closing) for: (a) any individual who is in receipt of such benefits as of the Closing, (b) any individual who becomes disabled prior to the Closing and who remains disabled for the length of any qualifying disability period; and (c) any individual described in (a) and (b) above (i) whose disability ceases after the Closing and (ii) whose disability (i.e., the disability referred to in clause (i) above) reoccurs. Nothing in this paragraph shall cause the Shareholder or its Welfare Plans to provide any benefit not otherwise due and payable under the terms of such Welfare Plans determined as of the Closing.

          (vii) Notwithstanding anything contained herein, Purchaser shall not be obligated to provide retiree medical welfare benefits to any employee of the Company or any of its Affiliated Organizations. To the extent that the Shareholder has an obligation to provide retiree medical welfare benefits, all retiree medical benefits provided at any time by the Company or the Shareholder or any of their Affiliated Organizations, including without limitation such benefits provided under the Company's retiree medical plan, shall be the sole responsibility of the Shareholder.

     (r) ASSIGNMENT OF AIRPORT LEASES. Prior to the Closing Date, Shareholder shall use its best efforts to obtain the consent of the landlord to assign Shareholder's interest in each of the leases to which it is a party at the Boise, Idaho airport to Company. Such consent and assignment shall include a statement from the landlord that Shareholder is not in default under any of the terms of such leases.

     (s) ASSIGNMENT OF TWO-WAY RADIO LICENSES. Prior to the Closing Date, Shareholder shall use its best efforts to either, (i) to the extent permitted, assign each of the two-way radio licenses currently in Shareholder's name to Company, or (ii) obtain new two-way radio license permits in the name of Company.

     (t) CONSENT OF LENDERS. The Seller will obtain an estoppel certificate in form and substance satisfactory to Purchaser from any and all entities ("Lender" whether one or more) holding a lien or liens encumbering the Shares or any of the assets of the Company in which Lender shall certify the following:
(1) Lender has been fully apprised of the terms of the transaction contemplated by this Agreement and has obtained any and all information it has requested concerning the value of the Company and the consideration to be paid for the Shares; (2) Lender consents to the transaction contemplated herein; and
(3) Lender shall not commence any action or otherwise seek to avoid, rescind, unwind or otherwise disturb the transaction after the Closing. In addition, Lender shall release any such lien or liens encumbering the shares or any of the assets of the Company.

                                    SECTION 5

5.   CONDITIONS TO OBLIGATIONS OF PURCHASER.

     Notwithstanding any other provision of this Agreement to the contrary, the obligations of Purchaser to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Shareholder contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to Purchaser as
Exhibit 2 and the Schedules attached hereto (and not including any changes or additions delivered to Purchaser pursuant to Section 4(h)), shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

     (b) PERFORMANCE. Shareholder and Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Shareholder and Company on or prior to the Closing.

     (c)  ADVERSE CHANGES.   No change since the date of the Latest Balance
Sheet shall have occurred in the businesses of the Company or the financial condition of the Shareholder that would have a material adverse effect on the Company taken as a whole, or upon

Purchaser's rights and remedies under this Agreement.

     (d) NO PROCEEDING OR LITIGATION. No suit, action, allegation, or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a material adverse effect on the conduct of the businesses of the Company.

     (e) OPINION OF SHAREHOLDER'S COUNSEL. Purchaser shall have received an opinion of Shareholder's counsel, Elam & Burke, P.A., dated the Closing Date, substantially in the form and substance set forth as Exhibit 5(e) hereto.

     (f) LEGISLATION. No Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

     (g) ACCEPTANCE BY COUNSEL TO PURCHASER. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Oppenheimer Wolff & Donnelly, counsel to Purchaser.

     (h)  CERTIFICATES.   Purchaser shall have received such certificates of the
Shareholder, in a form and substance reasonably satisfactory to Purchaser, dated the Closing Date, to evidence compliance with the conditions set forth in this
Section 5 and such other matters as may be reasonably requested by Purchaser.

     (i) DUE DILIGENCE. Purchaser shall have received all information reasonably requested by it pursuant to Section 4(d).

     (j) TITLE COMMITMENTS. Shareholder shall have obtained and delivered the Title Commitments in a form and substance satisfactory to Purchaser.

     (k) RESIGNATION OF OFFICERS AND DIRECTORS. Shareholder shall deliver to Purchaser the written resignation of each of the officers and directors of the Company dated as of the Closing Date.

     (l) DELIVERY OF SHARE CERTIFICATES. Shareholder shall have delivered to Purchaser share certificates representing all of the Shares, endorsed by Shareholder in blank, or with stock transfer power executed by each Shareholder in blank attached.

     (m)  CONSENT OF NATIONSBANC LEASING CORPORATION.  Shareholder shall have
obtained  and delivered to Purchaser the written consent and release   of
NationsBanc  Leasing  Corporation  as required by Section 4(n) herein.

     (n) SECURING OF LIABILITY INSURANCE COVERAGE. Purchaser shall have obtained the additional liability insurance coverage naming Company as an additional insured in accordance with Section 4(o) herein.

     (o) ASSIGNMENT OF AIRPORT LEASES. Shareholder shall have obtained and delivered to Purchaser the written consent of the Landlord with respect to the Airport leases as required by Section 4(r).

     (p) NO BANKRUPTCY. No bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, including but not limited to a proceeding under Title 11 of the United States Code, or any dissolution or liquidation proceeding shall have been commenced by or against Shareholder or the Company.

     (q) CONSENT OF LENDER. Shareholder shall have obtained from Lender and delivered to Purchaser the estoppel certificate as required by Section 4(u) herein.

                                    SECTION 6

6.   CONDITIONS TO OBLIGATIONS OF SHAREHOLDER.

     Notwithstanding anything in this Agreement to the contrary, the obligation of Shareholder to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained in this Agreement shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

     (b) PERFORMANCE. Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the closing.

     (c) NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     (d) CERTIFICATES. Purchaser shall have furnished Shareholder with such certificates of Purchaser's officers, in a form and substance reasonably acceptable to Shareholder, dated the Closing Date, to evidence compliance with the conditions set forth in this Section 6 and such other matters as may be reasonably requested by Shareholder.

     (e) ACCEPTANCE BY COUNSEL. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Elam & Burke, P.A. counsel to Shareholder.

     (f) CERTAIN APPROVALS. The transactions contemplated herein shall have been approved by Shareholder's board of directors and the committee of banks overseeing Shareholder's current activities and transactions.

                                   SECTION  7

7.   TERMINATION AND ABANDONMENT.

     (a) METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned prior to Closing:

          (i)       By mutual written consent of Purchaser and Shareholder;

          (ii) By Purchaser or Shareholder if the Closing shall not have occurred on or before June 30, 1995, or as further extended by mutual consent of the Purchaser and Shareholder;

          (iii) By Purchaser, prior to June 16, 1995 , if its due diligence investigation discloses a risk which, in Purchaser's sole and absolute discretion, is unacceptable to Purchaser.

          (iv) By Purchaser, in the event that the consummation of the transaction contemplated is, or becomes, subject to the approval of any court or other authority; and

          (v) By Purchaser, in the event that a bankruptcy, reorganization, debt arrangement or other case proceeding under any bankruptcy or insolvency law, including but not limited to a proceeding under Title 11 of the United States Code, or any dissolution or liquidation proceeding shall have been commenced by or against Shareholder or the Company.

     (b)  PROCEDURE UPON TERMINATION.   In the event of termination and
abandonment pursuant to Section 7(a), written notice thereof shall forthwith be given to the other party or parties, and the provisions of this Agreement (except to the extent provided in Section 9(a)) shall terminate, and the transactions contemplated herein shall be abandoned, without further action by any party hereto. If this Agreement is terminated as provided herein:

          (i) each party will redeliver all documents, work papers and other material of any other party (and all new documents and copies thereof created containing confidential information about the other party) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (ii) the confidentiality obligations of Section 4(e) shall continue to be applicable; and

          (iii) except as provided in this subsection, no party shall have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof.

                                    SECTION 8

8.   SURVIVAL AND INDEMNIFICATION.

     (a) SURVIVAL. The representations and warranties of each of the parties hereto shall survive the Closing for a period of twelve (12) months thereafter except:

          (i) the representations and warranties of Shareholder contained in Section 2(p) with respect to tax matters (including returns or reports due under ERISA) shall survive until the expiration of the applicable statutory period of limitation;

          (ii) the representations and warranties of Shareholder contained in Section 2(bb) (relating to environmental matters) shall survive for a period equal to the expiration of all applicable statutory limitation periods;

          (iii) the representations and warranties of Shareholder contained in Section 2(r) relating to benefit plans) shall survive until the expiration of all applicable statutory limitation periods;

          (iv) the representations and warranties contained in Section 2(dd) with respect to Shareholder's power and authority to transfer the shares shall survive until the expiration of the applicable statutory limitation periods (if any); and

          (v) in the case of fraud, the representations and warranties shall survive for a period of six months after the fraud is discovered by Purchaser.

     Upon the expiration of the applicable period, Shareholder shall have no liability under the indemnification provisions of this Agreement or otherwise unless Purchaser gives written notice to Shareholder of its claim for any such liability in accordance with the indemnification provisions of this Agreement.

     (b)  INDEMNIFICATION BY SHAREHOLDER.

          (i) In addition to indemnification contained in Section 9 (relating to tax matters), Shareholder agrees to indemnify and hold harmless Purchaser and the Company from and against any and all loss, liability or damage suffered or incurred by it (or them) by reason of:

               (A) Any untrue representation of, or breach of warranty by, Shareholder in this Agreement (including all exhibits and schedules);

               (B) Any nonfulfillment of any covenant, agreement or undertaking of Shareholder or Company in this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereto entitled to the benefits thereof;

               (C) Any liability of the Company not disclosed on the Closing Date Balance Sheet that results within twelve (12) months from the Closing Date from an act or omission of the Company prior to the Closing Date;

               (D) Any liability arising out of or related to the events, circumstances or conditions described in Section 2(bb) to the Disclosure Schedule; or any liability arising out of or related to any pollution or threat to human health or safety or the environment or violation of any Environmental and Occupational Safety and Health Law that is related in any way to the Company's or any previous owner's or operator's management, use, control, ownership or operation of, or the Properties or the Company's business prior to the Closing Date, including all on-site and off-site activities involving Environmentally Regulated Materials, whether or not the pollution or threat to human health or safety or the environment or violation of any Environmental and Occupational Safety and Health Laws is described in the Disclosure Schedule; provided, however, that in the event the Phase I environmental assessment described in Section 4(k) identifies any facts which might give rise to a claim by Purchaser under this Section, Shareholder shall be entitled to terminate this Agreement before (but not after) Closing.

               (E) Any liability of the Company relating to its agreement with NationsBanc Leasing Corporation involving the lease of aircraft for any period prior to the Closing Date; and

               (F) Any liability of the Company relating to or arising out of the litigation or potential litigation disclosed on Disclosure
          Schedule 2(o);

               (G)  Any liability of the Company relating to or arising out of
          (i) the multi-employer pension plans (including, but not limited to, withdrawal liability), or (ii) the Company's failure to distribute the Summary Annual Reports relating to the Pension Plans or the Welfare Benefits Plans, disclosed on Disclosure Schedule 2(r);

               (H) Any liability of the Company for state or local income, sales or use, or personal property taxes for periods prior to the Closing Date; and

               (I) Any and all costs and expenses, including without limitation legal fees and expenses, in connection with enforcing the indemnification rights of Purchaser pursuant to this Section 8.

          (ii) In the event that Shareholder becomes liable to Purchaser under the provisions of this Agreement or otherwise, Shareholder shall be entitled to a credit or offset against any such liability of an amount equal to (A) a "liability cushion" in the cumulative amount of $37,500; and (B) to the extent that the total amount exceeds the liability cushion of $37,500, the sum of (1) the value of any asset of the Company which existed on the Closing Date but was not reflected as an asset on the Closing Date Balance Sheet, (2) the amount, if any, by which the actual amount of any liability shown on the Closing Date Balance Sheet is less than the amount at which such liability or the reserve therefor is recorded thereon; and (3) the value of any net tax benefit realized by Purchaser in connection with the loss or damage suffered by Purchaser which forms the basis of Shareholder's liability hereunder; provided, however that in the event Shareholder claims a credit for any amounts under Sections 8(b)(ii)(B)(1),(2), or (3), the Shareholder shall bear the burden of proof regarding such credits.

          (iii) Except as provided below, Shareholder's indemnification obligation under Sections 8 and 9 herein shall be limited to $5,350,000 (Five Million Three Hundred Fifty Thousand Dollars). This limitation on Shareholder's indemnification obligation shall not apply to Shareholder's indemnification obligation pursuant to
     Section 8(b)(i)(D) (relating to environmental matters) nor to Shareholder's indemnification obligation with respect to claims involving products liability.

          (iv) If Purchaser or the Company suffers any loss, liability, damage or expense (a "Violation Based Expense") for which Purchaser is entitled to indemnification under the provisions of this Agreement by reason of the fact or allegation that Shareholder or the Company is or was violating any statute, law, rule, regulation, or order, (collectively, a "Legal Requirement"), then, notwithstanding anything to the contrary contained in this Agreement, the Shareholder's liability under the indemnification provisions of this Section 8 or otherwise shall be limited as stated herein for any misrepresentation or warranty or covenant under this Agreement arising out of or based upon any such actual or alleged violation of a Legal Requirement (a "Violation Based Liability") if the discovery of such violation or the incurring of the Violation Based Expense resulting therefrom was initiated by Purchaser or the Company, or any of its shareholders, directors, officers, employees, representatives or agents, or their respective affiliates, and such discovery resulted from a request for an inspection or investigation to determine whether a violation of a Legal Requirement exists(a "Purchaser Initiated Violation Expense"); except that a Purchaser Initiated Violation Expense shall not include an expense which was incurred because the Purchaser, the Company, or its shareholders, directors, officers, employees, or agents were under legal duty to report the existence of a violation of law to a governmental agency or to correct such violation of law. In the event that Shareholder becomes liable to Purchaser under the provisions of this Agreement because of Purchaser Initiated Violation Expense then, notwithstanding any contrary provision contained in this Agreement, the aggregate liability of Shareholder with respect thereto (including without limitation its liability for costs, expenses and attorneys' fees paid or incurred by Purchaser or the Company in connection therewith) shall be limited to reimbursing Purchaser an amount equal to 50% of the total claim , but such reimbursement obligation of Shareholder shall be subject to all other limitations and credits to which Seller is entitled pursuant to the provisions contained in this Section 8 or elsewhere in this Agreement. The parties hereto agree that any expense incurred as a result of the Phase I environmental investigation pursuant to Section 4(k) herein shall not be a Purchaser Initiated Violation Expense.

     (c) INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify Shareholder from and against any and all loss, liability or damage suffered or incurred by them by reason of:

          (i) any untrue representation of, or breach of warranty by Purchaser in this Agreement (including all exhibits and schedules);

          (ii) any nonfulfillment of any covenant, agreement or undertaking of Purchaser in this Agreement which by its terms is to remain in affect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereto entitled to the benefits thereof; and

          (iii) any and all costs and expenses, including without limitation legal fees and expenses, in connection with enforcing the indemnification rights of Shareholder pursuant to this Section 8.

     (d) CLAIMS FOR INDEMNIFICATION. The parties intend that all indemnification claims hereunder be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party") and in any case within thirty
(30) days after the survival period of the applicable representation or warranty. Whenever any claim shall arise for indemnification hereunder the Indemnified Party shall promptly notify the other party ("Indemnifying Party") of the claim in writing and, when known, the facts constituting the basis for such claim and such notice shall include copies of all information and documentation relating to the claim (including invoices and bills substantiating the claim amount to the extent that they exist). The notice of claim to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall be required to notify the Indemnifying Party in writing of any written claim within thirty (30) days after the receipt of such notice; provided, that if such notice is not given timely then the Indemnified Party shall not be foreclosed from indemnification herein, but the amount of such indemnification shall be reduced by the amount of damages suffered by the Indemnifying Party as a result of the delay in providing notice. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. If the Indemnifying Party admits to the Indemnified Party and agrees in writing that it will be liable for the full amount of the claim, the Indemnifying Party shall be entitled, at its own cost and expense, to assume defense of any third party claim with counsel of its own choosing and the Indemnified Party shall cooperate with the Indemnifying Party and make reasonably available such information and facilities as may be necessary for the contest of the claim. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it shall deliver, within twenty (20) business days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party shall file timely written notice of objection to any claim for indemnification, the Indemnified Party shall have no further claim against the Indemnifying Party unless the Indemnified Party commences a legal action or proceeding against the Indemnifying Party within six (6) months after the giving of such notice of objection.

                                    SECTION 9

9.   TAXES.

     (a)  TAX INDEMNIFICATION.

          (i) Notwithstanding any other provisions of this Agreement to the contrary, Shareholder shall indemnify Purchaser and its affiliates (including Company) and hold them harmless for, from and against all liability for Taxes of Company (except as provided in the immediately following paragraph) for all taxable periods ending on or before the Closing Date and the portion of any taxable period ending on the Closing Date that includes (but does not end on) the Closing Date (the "Pre-Closing Tax Period"), including, without limitation, any liability for Taxes imposed upon Company pursuant to Treasury Regulations Section 1.1502-6 (and any comparable provisions under applicable state or local law) as a result of being a member of the Affiliated Group or any combined or unitary group.

          (ii) Purchaser shall indemnify or cause Company to indemnify Shareholder and its affiliates and hold them harmless for, from and against all liability for Taxes of Company for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Purchaser's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period).

          (iii) In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the Taxes of Company for the Pre-Closing Tax Period shall be computed as if such taxable period ended on and included the Closing Date.

     (b)  PROCEDURES RELATING TO INDEMNIFICATION OF  TAX  CLAIMS.

          (i) If a claim for Taxes shall be made by any taxing authority in writing, which, if successful, might result in an indemnity payment pursuant to Section 9(a), the party seeking indemnification (the "Tax Indemnified Party") shall promptly notify the other party (the "Tax Indemnifying Party") in writing of such claim (a "Tax Claim"). If notice of a Tax Claim ("Tax Notice") is not given to the Tax Indemnifying Party within a reasonably sufficient period of time to allow the Tax Indemnifying Party effectively to contest such Tax Claim, or in reasonable detail to apprise the Tax Indemnifying Party of the nature of the Tax Claim, taking into account the facts and circumstances with respect to such Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party or any of its affiliates to the extent that the Tax Indemnifying Party's position is actually prejudiced as a result thereof.

          (ii) With respect to any Tax Claim which might result in an indemnity payment to Purchaser pursuant to Section 9(a) (other than a Tax Claim relating to Taxes of Company for a Straddle Period), Shareholder or its affiliates shall control all proceedings taken in connection with such Tax Claim and, without limiting the foregoing, may in its sole discretion and at its sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest such Tax Claim in any permissible manner. In no case shall Purchaser or Company settle or otherwise compromise any Tax Claim referred to in the immediately preceding sentence without Shareholder's prior written consent, which consent shall not be unreasonably withheld. Shareholder shall, however, promptly notify the Company in writing if, in connection with any such inquiry, examination or proceeding, any governmental authority proposes in writing to make any assessment or adjustment with respect to any Tax item of the Company, which assessments or adjustments could affect the Company following the Closing Date, and shall not agree to such assessment or adjustment without the prior written consent of the Company (which consent may not be unreasonably withheld). Purchaser, Company and each of their affiliates shall cooperate with Shareholder and its affiliates in contesting such Tax Claim, which cooperation shall include, without limitation, the reasonable retention and (upon Shareholder's request) the provision to Shareholder of records and information which are reasonably relevant to such Tax Claim, at Shareholder's sole cost and expense.

          (iii) The contest of any Tax Claim that relates to Taxes of Company for a Straddle Period and for taxable periods ending after the Closing Date (to the extent such periods do not constitute Straddle Periods) shall be controlled by Purchaser, and Shareholder agrees, and agrees to cause its affiliates, to cooperate with Purchaser and its affiliates in pursuing such contest. Shareholder shall be kept informed of any such contest that relates to a Straddle Period. Purchaser shall not settle a Tax Claim relating solely to Taxes of Company for a Straddle Period without Shareholder's prior written consent, which consent shall not be unreasonably withheld.

     (c)  RETURN FILINGS, REFUNDS AND CREDITS.

          (i) Shareholder or its affiliates shall prepare or cause to be prepared and file or cause to be filed on a timely basis (in each case, at its own cost and expense and in a manner consistent with past practice) all Returns with respect to Company for taxable periods ending on or prior to the Closing Date. Shareholder shall provide Company with copies of such Returns covering any taxable period beginning on January 1, 1995 and ending on or prior to the Closing Date, on or prior to the due date thereof (including any extensions thereto). Shareholder shall pay or cause to be paid all Taxes shown on all such Returns.

          (ii) Purchaser shall prepare or cause to be prepared and shall file or cause to be filed on a timely basis all other Returns with respect to Company. In connection therewith, Company shall be responsible for and shall pay any Taxes for which Shareholder has agreed to indemnify Purchaser pursuant to Section 9(a). Purchaser shall provide Shareholder with copies of any such Returns covering the Taxes described in Section 9(a) at least ten (10) days prior to the due date thereof (giving effect to any extensions thereto), accompanied by a statement calculating Shareholder's (and its affiliates) indemnification obligation pursuant to Section 9(a). Shareholder shall pay to Purchaser the amount of Shareholder's indemnification obligation at least two (2) business days prior to the due date thereof (giving effect to any extensions thereto) unless the parties are unable to agree on the amount of Shareholder's indemnification obligation hereunder in which case such dispute shall be resolved by independent accountants acceptable to both parties whose fees and expenses shall be paid by Purchaser and Shareholder in proportion to each party's respective liability for Taxes as determined by such accountants, and Shareholder shall pay the amount determined by such accountants within two days of such determination.

          (iii) Shareholder and Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

          (iv) Any refunds or credits of Taxes of Company for any taxable period ending on or before the Closing Date shall be for the account of Shareholder. Any refunds or credits of Taxes of Company for any taxable period beginning after the Closing Date shall be for the account of Purchaser and shall be paid by Shareholder to Purchaser within ten (10) days after Shareholder receives such refund. Any refunds or credits of Taxes of Company for any Straddle Period shall be apportioned between Shareholder and Purchaser on the basis of an "interim closing of the books."

     (d) TAX ELECTIONS. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Company shall be made after the date of this Agreement without the prior written consent of Purchaser.

     (e) CLEARANCE CERTIFICATES. As a condition precedent to the consummation of the transactions contemplated by this Agreement, Company or Shareholder shall provide Purchaser with any clearance certificates or similar documents) which may be required by any state or local taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price.

     (f) TERMINATION OF TAX SHARING AGREEMENTS. Shareholder and its affiliates hereby agree and covenant that any obligation of Company pursuant to any Tax Sharing Agreement shall be terminated on or before the Closing Date, with no continuing liability of Company whatsoever, and no payments pursuant to any such Tax Sharing Agreement shall be made after such termination.

     (g) TAX CLAIMS RESULTING IN CHANGE OF TAX BASIS. Any Tax Claim which results in a change to the amounts set forth on the Disclosure Schedule described in Section 2(p)(v) for (A) the adjusted tax basis of the Company in its assets and the related depreciation or amortization lives and methods thereof; or (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contributions allocable to the Company shall require an adjusting payment between the Shareholder and the Purchaser to reflect the impact of the change on the Company's tax liability following the Closing Date. Where the change results in an increase in the Company's tax liability, Shareholder will pay the amount of the increase to the Purchaser. Where the change results in a decrease in the Company's tax liability, Purchaser will pay the amount of the decrease to the Shareholder. Purchaser will notify Shareholder of taxes resulting from such a change within ten (10) days of filing the tax return affected by the change. Purchaser will supply Shareholder with calculations and sufficient documentation to support the tax impact resulting from the change. Within ten (10) days of receiving notice from Purchaser,

Shareholder will notify Purchaser of Shareholder's agreement or disagreement with the calculations. Where Shareholder agrees with the calculation, the party owing the money shall make payment to the other party within ten (10) days. Where the parties are unable to agree on the calculations, the dispute shall be resolved by independent accountants acceptable to both parties. Payment shall be made within two (2) days following the determination by the independent accountant. With respect to any tax year, the provisions of this Section 9(g) shall apply if, and only if, the aggregate adjustments for such tax year would result in a net payment between the Shareholder and the Purchaser in an amount equal to or greater than the sum of $25,000.

                                   SECTION 10

10.  MISCELLANEOUS PROVISIONS.

     (a) EXPENSES. Except as otherwise provided herein, each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein is consummated; provided, however, that in the event the transactions contemplated herein are not consummated for any reason, Shareholder shall reimburse Purchaser for Purchaser's expenses in obtaining the Phase I environmental assessment, the appraisal, and a structural audit, not to exceed Ten Thousand Dollars ($10,000).

     (b) AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein; PROVIDED, HOWEVER, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

     (c) WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with
respect to, any subsequent or other failure.   No single or partial exercise of
a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

     (d) NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

     (e)  NOTICES.   All notices, requests, demands and other communications
required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective:

          (i)       on the date of delivery, if delivered personally;

          (ii) on the earlier of the fifth day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or

          (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

          If to Shareholder:

          To:  Morrison Knudsen Corporation
               One Morrison Knudsen Plaza
               P.O. Box 73
               Boise, Idaho 83729
               Attn:
                    --------------------
               Fax:
                   ----------------

          With a copy to:

               Elam & Burke, P.A.
               Key Financial Center
               708 West Idaho
               P.O. Box 1699
               Boise, Idaho 83701
               Attn:  William J. Batt
               Fax:  (208) 384-5844

or to such other person or address as Majority Shareholders shall furnish to the other parties hereto in writing in accordance with this subsection.

          If to Purchaser:

          To:  Western Acquisition Corp.
               2530 Xenium Lane North
               Minneapolis, MN 55441
               Attn: Al Hilde, Jr.
               Fax: 612-553-1905

          With a copy to:

               Oppenheimer Wolff & Donnelly
               45 South Seventh Street
               Suite 3400
               Minneapolis, MN 55402
               Attn: Kevin M. Klemz
               Fax: 612-344-9457

or to such other person or address as Purchaser shall furnish to the other parties hereto in writing in accordance with this subsection.

     (f) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, PROVIDED, HOWEVER, that Purchaser or Shareholder may assign this Agreement, in whole or in any part, and from time to time, to an affiliate, if such assigning party remains bound hereby.

     (g) GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of Idaho (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

     (h) COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) HEADINGS. The table of contents and the headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     (j)  ENTIRE AGREEMENT.    The Disclosure Schedule and the exhibits,
schedules and other writings referred to in this Agreement are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement." This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement.

Provisions of this Agreement shall be interpreted to be valid and enforceable under applicable law to the extent that such interpretation does not materially alter this Agreement; PROVIDED, HOWEVER, that if any such provision shall become invalid or unenforceable under applicable law such provision shall be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement shall continue in full force and effect.

     (k) INJUNCTIVE RELIEF. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in Sections 4(c) and 4(e) hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of Sections 4(c) and 4(e) hereof or the continuation of any such breach without the necessity or proving actual damages and may seek to specifically enforce the terms thereof.

     (l) KNOWLEDGE OF SHAREHOLDER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Shareholder, such term shall include the actual present knowledge of officers or other managing employees of either Shareholder or the Company (including without limitation the on-site general manager, if any) of the Company.

     (m) ORDINARY COURSE OF BUSINESS. The phrase "ordinary course of business" when used in this Agreement shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              WESTERN ACQUISITION CORP.


                              By   /s/ Al Hilde, Jr.
                                ----------------------------
                              Its  CEO
                                 ---------------------------

                              MORRISON KNUDSEN CORPORATION


                              By   /s/ Brent D. Brandon
                                ----------------------------
                              Its  Vice President
                                 ---------------------------

                                    EXHIBITS


     The registrant agrees to provide the Securities and Exchange
     Commission, upon request, with copies of the Exhibits and Schedules hereto.